Exhibit 99.2

Google Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006*	September 30, 2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,544,671	$5,106,404
Marketable securities	7,699,243	7,980,941
Accounts receivable, net of allowance	1,322,340	1,887,860
Deferred income taxes, net	29,713	87,963
Prepaid revenue share, expenses and other assets	443,880	670,593

Total current assets	13,039,847	15,733,761
Prepaid revenue share, expenses and other assets, non-current	114,455	170,069
Deferred income taxes, net, non-current	—	37,219
Non-marketable equity securities	1,031,850	1,048,138
Property and equipment, net	2,395,239	3,588,814
Intangible assets, net	346,841	485,252
Goodwill	1,545,119	2,277,397

Total assets	$18,473,351	$23,340,650

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$211,169	$231,883
Accrued compensation and benefits	351,671	496,073
Accrued expenses and other current liabilities	266,247	400,889
Accrued revenue share	370,364	507,693
Deferred revenue	105,136	146,129

Total current liabilities	1,304,587	1,782,667
Deferred revenue, long-term	20,006	23,676
Deferred income taxes, net	40,421	—
Income taxes payable, long-term	—	406,555
Other long-term liabilities	68,497	90,981
Stockholders’ equity:
Common stock	309	312
Additional paid-in capital	11,882,906	12,831,437
Accumulated other comprehensive income	23,311	81,544
Retained earnings	5,133,314	8,123,478

Total stockholders’ equity	17,039,840	21,036,771

Total liabilities and stockholders’ equity	$18,473,351	$23,340,650

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
	(Unaudited)
Revenues	$2,689,673	$4,231,351	$7,399,419	$11,767,307
Costs and expenses:
Cost of revenues (including stock-based compensation expense of $2,149, $4,031, $6,754, $16,080)	1,048,728	1,662,579	2,941,879	4,693,261
Research and development (including stock-based compensation expense of $61,714, $130,655, $205,364, $408,425)	312,632	548,712	841,783	1,489,202
Sales and marketing (including stock-based compensation expense of $14,673, $29,918, $44,887, $93,553)	206,972	380,820	594,312	1,038,976
General and administrative (including stock-based compensation expense of $21,324, $33,352, $66,668, $105,288)	190,010	321,398	532,043	902,202

Total costs and expenses	1,758,342	2,913,509	4,910,017	8,123,641

Income from operations	931,331	1,317,842	2,489,402	3,643,666
Interest income and other, net	108,180	154,428	336,904	422,287

Income before income taxes	1,039,511	1,472,270	2,826,306	4,065,953
Provision for income taxes	306,150	402,281	779,577	1,068,682

Net income	$733,361	$1,069,989	$2,046,729	$2,997,271

Net income per share - basic	$2.42	$3.44	$6.83	$9.66

Net income per share - diluted	$2.36	$3.38	$6.64	$9.50

Shares used in per share calculation - basic	303,400	311,221	299,569	310,324

Shares used in per share calculation - diluted	310,574	316,576	308,245	315,638

Google Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2006	2007
	(Unaudited)
Operating activities
Net income	$2,046,729	$2,997,271
Adjustments:
Depreciation of property and equipment	335,629	565,841
Amortization of intangibles and warrants	47,060	111,881
Stock-based compensation	323,673	623,346
Excess tax benefits from stock-based award activity	(329,068)	(238,577)
Other	10,800	(7,215)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(343,356)	(559,425)
Income taxes, net	528,493	431,048
Prepaid revenue share, expenses and other assets	(267,759)	(237,262)
Accounts payable	91,198	20,155
Accrued expenses and other liabilities	124,640	206,522
Accrued revenue share	90,856	136,446
Deferred revenue	10,819	32,131

Net cash provided by operating activities	2,669,714	4,082,162

Investing activities
Purchases of property and equipment	(1,536,160)	(1,724,631)
Purchases of marketable securities	(23,151,347)	(11,756,147)
Maturities and sales of marketable securities	19,888,930	11,519,001
Investments in non-marketable equity securities	(1,014,222)	(21,288)
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(257,812)	(823,092)

Net cash used in investing activities	(6,070,611)	(2,806,157)

Financing activities
Net proceeds from stock-based award activity	155,551	19,073
Net proceeds from a public stock offering	2,063,751	—
Excess tax benefits from stock-based award activity	329,068	238,577

Net cash provided by financing activities	2,548,370	257,650

Effect of exchange rate changes on cash and cash equivalents	13,694	28,078

Net (decrease) increase in cash and cash equivalents	(838,833)	1,561,733
Cash and cash equivalents at beginning of year	3,877,174	3,544,671

Cash and cash equivalents at end of period	$3,038,341	$5,106,404

The following table presents our revenues, by revenue source, for the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Advertising revenues:
Google web sites	$1,625,977	$2,734,756	$4,355,754	$7,503,167
Google Network web sites	1,037,022	1,454,721	2,961,965	4,152,102

Total advertising revenues	2,662,999	4,189,477	7,317,719	11,655,269
Licensing and other revenues	26,674	41,874	81,700	112,038

Revenues	$2,689,673	$4,231,351	$7,399,419	$11,767,307

The following table presents our revenues, by revenue source, as a percentage of total revenues for the periods presented (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Advertising revenues:
Google web sites	60%	65%	59%	64%
Google Network web sites	39%	34%	40%	35%

Total advertising revenues	99%	99%	99%	99%
Licensing and other revenues	1%	1%	1%	1%

Revenues	100%	100%	100%	100%